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                                                                    EXHIBIT 23-A


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hartmarx Corporation of our report dated January 20, 1999, which appears on page 16 of the Annual Report on Form 10-K of Hartmarx Corporation for the year ended November 30, 1998. We also consent to the incorporation by reference in this Registration Statement of our report dated June 17, 1998, which appears on page 1 of Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K for the year ended November 30, 1997, filed on June 29, 1998.


                              PRICEWATERHOUSECOOPERS LLP


                              /s/  PricewaterhouseCoopers LLP



Chicago, Illinois
March 26, 1999